Exhibit 10.1

GUARANTY AND UNDERTAKINGS AGREEMENT

This GUARANTY AND UNDERTAKINGS AGREEMENT (this “Agreement”) is entered into as of March 5, 2007, by MEGGITT PLC, a public limited company organized under the laws of England and Wales (“Guarantor”) in favor of and for the benefit of K & F INDUSTRIES HOLDINGS, INC., a Delaware corporation (the “Company”).

WHEREAS, MEGGITT-USA, Inc., a Delaware corporation (“Purchaser”) and Ferndown Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of Purchaser (“Merger Sub” and, together with Purchaser, the “Guarantor Subsidiaries”) are wholly owned subsidiaries of Guarantor.

WHEREAS, Purchaser, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

WHEREAS, it is desired that Guarantor fully and unconditionally guarantee and, as applicable, agree to perform the Guaranteed Obligations (as defined below) as provided herein for the benefit of the Company.

WHEREAS, it is desired that Guarantor make certain representations, warranties, covenants, undertakings and agreements in connection with the Merger and the Guaranty.

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, and pursuant to the terms of the Merger Agreement, the Company has required Guarantor to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor represents and warrants to the Company as follows:

1.1           Organization and Good Standing.  Guarantor is duly organized, validly existing and in good standing under the laws of England and Wales.  The Company has been furnished with true, correct and complete copies of each Organizational Document of Guarantor.

1.2           Authorization; Execution; Enforceability.

(a)          Guarantor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate, and cause the Purchaser and Merger Sub to consummate, the Merger and the other transactions expressly contemplated by the Merger Agreement subject to, prior to the consummation of the Merger and the Rights Issue, the Parent Shareholder Approval.  The only vote of the holders of outstanding securities of Guarantor required by its Organizational Documents, by Law or otherwise to consummate the Merger or any of the transactions expressly contemplated hereby or by the Merger Agreement is, only with respect to the consummation of the Merger and the Rights Issue, the Parent Shareholder Approval.

(b)         The execution and delivery by Guarantor of this Agreement and the other instruments and agreements to be executed and delivered by Guarantor as contemplated hereby or by the Merger Agreement, and the performance by Guarantor of its obligations hereunder or as contemplated by the Merger Agreement have been duly and validly authorized by all requisite corporate action on the part of Guarantor  subject to, with respect to the consummation of the Merger and the Rights Issue, obtaining Parent Shareholder Approval.  This Agreement and the other instruments and agreements to be executed and delivered by Guarantor as contemplated hereby or by the Merger Agreement have been or will be, when delivered, duly and validly executed and delivered by Guarantor and constitute or upon execution and delivery will constitute, assuming the due and valid execution and delivery thereof by the Company, valid and binding obligations of Guarantor enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general principles of equity.

(c)          The Rights Issue has been duly and validly authorized by all requisite action on the part of Guarantor, except for the Parent Shareholder Approval.

1.3           Consents.  The execution, delivery and performance of this Agreement by Guarantor and the consummation of the Merger and the other transactions expressly contemplated hereby or by the Merger Agreement by Guarantor do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person except (i) the pre-merger notification requirements under the HSR Act or applicable International Competition Laws set forth on Schedule 4.3 of the Purchaser Disclosure Schedules, (ii) the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing of the Certificate of Merger with the Delaware Secretary, (iv) the notification provisions of Exon-Florio, (v) under any Export Control Laws and NISPOM, (vi) compliance with any applicable requirements of the U.K. Financial Services Authority after the date hereof, and (vii) any such consent, approval, authorization, permit, filing, or notification of the failure of which to make or obtain would not prevent or materially delay Guarantor from performing its obligations under this Agreement, and the other instruments and agreements to be executed and delivered by Guarantor as contemplated expressly hereby or the other transactions expressly contemplated by the Merger Agreement.

1.4           Litigation.  There is no Proceeding, at Law or in equity, by any Person pending or, to the Knowledge of Guarantor, threatened, which would prevent or have a material adverse effect on Guarantor’s ability to perform its obligations under this Agreement or the Merger Agreement, and the other instruments and agreements to be executed and delivered by Guarantor as contemplated expressly hereby or by the Merger Agreement or the consummation of the Merger, the performance of the Guaranteed Obligations or the other transactions expressly contemplated hereby or by the Merger Agreement.

1.5           No Brokers.  Other than N M Rothschild & Sons and Merrill Lynch International, neither Guarantor nor any of its Subsidiaries has (i) employed or engaged any broker, investment banker, agent or finder or (ii) incurred any Liability for any brokerage fees or expenses, commissions or finders’ fees or expenses, payable by Guarantor or any Subsidiary thereof in connection with the transactions expressly contemplated by the Merger Agreement or hereby.

1.6           Solvency.  Immediately following the Closing, each of Guarantor, Purchaser and the Surviving Corporation will be Solvent (assuming for the purposes of this representation that the Company and each of its Subsidiaries was Solvent immediately prior to the Closing).

1.7           Proxy Statement Information; Other Filings.  The information provided by Guarantor or its Subsidiaries relating to Guarantor or its Subsidiaries expressly for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first mailed or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.  Any such information that is to be so provided shall be specifically identified and agreed upon in writing, in advance, by Guarantor and the Company.  No Other Filing made by Guarantor with the SEC or any other filing made by Guarantor or any Subsidiary thereof with any Governmental Entity in relation to the Merger or the other transactions expressly contemplated by the Merger Agreement or any other communication made by Guarantor or any transactions expressly contemplated by the Merger Agreement will, at the time of filing or furnishing thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE II
GUARANTY

2.1           Guaranty.

(a)          In order to induce the Company to enter into the Merger Agreement, Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual performance and payment in full of all Guaranteed Obligations (as hereinafter defined) when the same shall become due, whether under the Merger Agreement, by operation of Law or otherwise (the “Guaranty”).  The Guaranty is a guaranty of performance and payment when due and not merely of collection.  The obligations of Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor regardless of whether any action is brought against either or both of the Guarantor Subsidiaries or whether either or both of the Guarantor Subsidiaries is joined in any such action or actions.  The Guaranty shall be unconditional regardless of any bankruptcy, insolvency or similar proceeding with respect to either or both of the Guarantor Subsidiaries.  Guarantor acknowledges that the Guaranteed Obligations are being incurred for and will inure to the benefit of the Company.

(b)         The term “Guaranteed Obligations” means any and all representations, warranties, covenants, undertakings or obligations of either or both of the Guarantor Subsidiaries or Guarantor arising under, pursuant to or in connection with the Merger Agreement, the Merger or any of the other transactions expressly contemplated by the Merger Agreement.  For avoidance of doubt, the “Guaranteed Obligations” shall include any and all covenants, undertakings or obligations with respect to which Purchaser and/or Merger Sub have agreed to cause Parent or its Affiliates to perform pursuant to or in connection with the Merger Agreement.  The Guarantor expressly agrees to comply with all obligations imposed upon it or purported to be imposed upon it or any of its Affiliates under the Merger Agreement to the same extent as if it were a party to the Merger Agreement.

(c)          In the event that all or any portion of the Guaranteed Obligations are performed (by payment or otherwise) by Purchaser and/or Merger Sub, the obligations of Guarantor hereunder shall be reinstated in the event that all or any part of such performance (by payment or otherwise) is rescinded or recovered directly or indirectly from the Company as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations.

(d)         Upon the failure of either or both of the Guarantor Subsidiaries to perform or pay any of the Guaranteed Obligations when and as the same shall become due, Guarantor will upon demand by the Company perform or cause to be performed such Guaranteed Obligations as are to be performed, and pay in cash or cause to be paid in cash such Guaranteed Obligations as are to be paid, in each case as and to the extent provided in the Merger Agreement or herein.

2.2           Guaranty Absolute; Continuing Guaranty.  The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible performance in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) the obligations of Guarantor hereunder are independent of the obligations of either or both of the Guarantor Subsidiaries under the Merger Agreement and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against either Guarantor Subsidiary or any of such other guarantors and whether or not either or both of the Guarantor Subsidiaries is joined in any such action or actions; and (b) Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guaranteed Obligations that has not been indefeasibly paid.  The Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns.

2.3           Actions by the Company.  The Company may from time to time, without notice or demand and without affecting the validity or enforceability of the Guaranty or giving rise to any limitation, impairment or discharge of Guarantor’s liability hereunder and so long as permitted by the Merger Agreement, (a) terminate, release, compromise, subordinate, renew, extend, accelerate or otherwise change the time, place, manner or terms of performance (by payment or otherwise) of, or rescind any demand for payment or acceleration of, any or all of the Guaranteed Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any or all of the Guaranteed Obligations or any agreement relating thereto and/or subordinate the performance (by payment or otherwise) of the same to the performance (by payment or otherwise) of any other obligations, (c) request and accept other guaranties of any or all of the Guaranteed Obligations and take and hold security for the payment of the Guaranty or the Guaranteed Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, or exercise any right or remedy with respect to, any security for payment of the Guaranteed Obligations, any other guaranties of any or all of the Guaranteed Obligations, or any other obligation of any Person with respect to any or all of the Guaranteed Obligations, (e) exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the Company against either or both of the Guarantor Subsidiaries or any other guarantor or Person in respect of any or all of the Guaranteed Obligations, (f) accept partial payments on any or all the Guaranteed Obligations and apply any and all payments or recoveries to such of the Guaranteed Obligations as the Company may elect in its sole direction, (g) refund at any time, at the Company’s sole direction, any payments or recoveries received in respect of any or all of the Guaranteed Obligations, (h) otherwise deal with the Guarantor Subsidiaries or either of them, and any other guarantor or Person as the Company may elect in its sole discretion; and (i) exercise any other rights available to the Company under the Merger Agreement, at Law or in equity.

2.4           Waivers.  Guarantor waives, for the benefit of the Company:

(a)          any right to require the Company, as a condition of payment or performance by Guarantor, to (i) proceed against either or both of the Guarantor Subsidiaries, any other guarantor of any of the Guaranteed Obligations or any other Person, (ii) proceed against or have resort to any balance of any deposit account or credit on the books of the Company in favor of either or both of the Guarantor Subsidiaries or any other Person, or (iii) have the property of either or both of the Guarantor Subsidiaries, any other guarantor or any other Person first applied to the discharge of the Guaranteed Obligations or (iv) pursue any other remedy in the power of the Company;

(b)         all rights and benefits under Law purporting to reduce a guarantor’s obligations in proportion to the obligation of the principal or providing that the obligations of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

(c)          any requirement of marshalling or any other principles of election of remedies and all rights and defenses arising out of an election of remedies by the Company, even though that election of remedies has destroyed Guarantor’s rights of subrogation and reimbursement against either or both of the Guarantor Subsidiaries;

(d)         the benefit of any statute of limitations affecting the Guaranteed Obligations or the Guarantor’s liability hereunder;

(e)          any defense arising by reason of the incapacity, lack of authority or any disability of either or both of the Guarantor Subsidiaries or (ii) any other defense (but excluding an “other defense” to the extent a court of competent jurisdiction has resolved in a final, non-appealable judgment that Purchaser and Merger Sub are not obligated to perform or satisfy the Guaranteed Obligation (other than due to the bankruptcy or insolvency of Purchaser or Merger Sub) of either or both of the Guarantor Subsidiaries, including any defense based on or arising out of the lack of validity of the Guaranteed Obligations or any agreement or instrument relating thereto;

(f)            any right to assert against the Company any defense (legal or equitable), set off, counterclaim and other right that the Guarantor may now or any time hereafter have against the Guarantor Subsidiaries or any other guarantor of any or all of the Guaranteed Obligations;

(g)         notices, demands, presentments, protests, notices of protest, notices of dishonor or nonperformance and notices of any action or inaction, including acceptance of the Guaranty, notices of default under the Merger Agreement, or any agreement or instrument related thereto, notices of any renewal, extension or modification of any or all of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to either or both of the Guarantor Subsidiaries and notices of any of the matters referred to in Section 2.3 and any right to consent to any thereof and other notices of any kind;

(h)         to the fullest extent permitted by Law, any defenses or benefits that at any time may be derived from or afforded by virtue of any valuation, stay, moratorium or other Law now or hereafter in effect and all rights and defenses that are or may become available to Guarantor by reason of Law; and

(i)             to the fullest extent permitted by Law, any defenses or benefits that at any time may be derived or afforded by any Law which limit the liability of or exonerate guarantors or sureties.

2.5           Expenses.  Guarantor agrees to pay, or cause to be paid, on demand, and to save the Company harmless against liability for any and all reasonable out-of-pocket costs, fees and expenses (including fees, costs of settlement and disbursements of counsel) incurred or expended by the Company in connection with the enforcement of any rights under this Agreement.

ARTICLE III
MISCELLANEOUS

3.1           Cumulative Rights.  The rights, powers and remedies given to the Company by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Company by virtue of any statute or rule of Law or in the Merger Agreement or any of the other agreements expressly contemplated thereby.  Any forbearance or failure to exercise, and any delay by the Company in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

3.2           Interpretation.

(a)          The headings of the sections of this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement.

(b)         The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)          Whenever the word “primarily” is used in this Agreement with respect to a given subject, it shall be deemed to be followed by the words “or exclusively”.

(d)         Whenever the words “included,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(e)          Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

3.3           Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited, void or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, void or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

3.4           Specific Performance.  Guarantor agrees that irreparable damage would occur to the Company in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the Company is entitled to specific performance of the terms of this Agreement in addition to any other remedies at Law or in equity.

3.5           No Assignment.  Neither Guarantor nor the Company may assign its rights or delegate its obligations under this Agreement, in whole or in part without the prior written consent of Guarantor or the Company, as applicable; provided, however, that the Company may assign the benefit of this Guaranty to any Person that acquires all or substantially all of the assets of the Company (whether by merger, sale of assets or otherwise).  Any purported assignment or delegation in violation of the terms of this Agreement is void.  This Agreement shall inure to the benefit of the Company and such permitted assigns.  This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

3.6           Governing Law.  THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

3.7           Jurisdiction and Venue.

(a)          Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, in any action or proceeding arising out of or relating to this Agreement or the transactions expressly contemplated hereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)         Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions expressly contemplated hereunder as set forth in Section 3.7(a).  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          The parties hereto further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law, with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 3.7.  The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(d)         The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

(e)          Nothing contained in this Section 3.7 shall preclude the Company from bringing any action or proceeding arising out of this Agreement, including without limitation the Guaranty, in the courts of any place where Guarantor or any of its assets may be found or located.

3.8           Mutual Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.  EACH OF GUARANTOR AND THE COMPANY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.8.

3.9           Counterparts and Facsimile Execution.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart.  Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

3.10         Mutual Contribution.  The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that party drafted the provision or caused it to be drafted.

3.11         Amendment.  This Agreement may be amended only by a writing signed by Guarantor and the Company.

3.12         Complete Agreement.  This Agreement and the other documents referenced herein and therein, including without limitation the Merger Agreement, contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous negotiations, agreements, arrangements and understandings between them with respect to such subject matter.

3.13         Cross Default.  Any breach by Guarantor of any of the representations, warranties, covenants, agreements or undertakings made by Guarantor under this Agreement shall constitute a breach by the Guaranteed Subsidiaries under the Merger Agreement, entitling the Company to exercise its rights and remedies thereunder.

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IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed under seal by two of its duly elected directors thereunto duly authorized, and the Company has caused this Agreement to be duly executed and delivered by one of its officers thereunto duly authorized, in each case as of the date first written above.

MEGGITT PLC

By:	/s/ Philip E. Green
	Name:	Philip E. Green
	Title:	Director

By:	/s/ StephenYoung
	Name:	Stephen Young
	Title:	Director

K & F INDUSTRIES HOLDINGS, INC.

By:	/s/ Kenneth M. Schwartz
	Name:	Kenneth M. Schwartz
	Title:	President and Chief Executive Officer